EXHIBIT 99.1

Press Release

Rand Logistics Launches Second Annual
MARINE Miracle Month Program

Company to Donate $0.05 per Ton of Cargo Carried in August 2017
to Benefit Children’s Charities Designated by Its Customers

Jersey City, NJ – June 15, 2017 -- Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), a leading provider of bulk freight shipping services throughout the Great Lakes Region, today announced the launch of its second annual Marine Miracle Month, a program to benefit children’s charities.

As the cornerstone of the 2017 Marine Miracle Month program, Rand will donate $0.05 for every ton of cargo carried by its fleet during the month of August to non-profit organizations with a primary focus on the health and wellbeing of children. The Company will provide its customers the opportunity to select the children’s charity of their choice and will make the donations in each customer’s honor. The donation amount will be based upon the total tons each customer ships during the program month. Rand’s goal is to exceed the total donations raised during the 2016 Marine Miracle Month program.

“Marine Miracle Month creates a vehicle for Rand to give back to our communities and expand the reach of our Corporate Social Responsibility efforts, while strengthening partnerships with our valued customers,” stated Ed Levy, Rand’s President and CEO. “Last year’s Marine Miracle Month was a great success, and we are pleased to make it an annual event for Rand, our customers and the organizations and children in the communities that it positively impacts.”

“We were overwhelmed by the interest and positive response our customers, employees, suppliers and community partners showed towards the initiative in its inaugural year,” stated Aaron Degodny, Rand’s Chief Commercial Officer. “In 2016, more than $125,000 was raised for charities dedicated to the health and wellbeing of children, with more than 30 customers participating in the program and just as many charities benefiting.  We are hoping to expand the program this year and exceed last year's total contribution."

Customers will work with their Rand representatives to select a qualifying not-for-profit organization. Selected organizations must hold 501(c)(3) status in the U.S. or be a registered charity in Canada providing services and benefits to children.

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About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of three conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about our goals and expectations for Marine Miracle Month. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events affecting our strategic plan and actual results of our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, participation by our customers in the Marine Miracle Month program; fluctuations in currencies and interest rates; the effect of the economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age; and changes in laws, regulations or tax rates.

The risks included are not exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 16, 2016 and in Rand’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 2017.

CONTACT:

Rand Logistics, Inc.

Corporate Communications:

Annemarie Dobler

(212) 863-9429

apdobler@randlogisticsinc.com